SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                                 CURRENT REPORT
                           ON FORM 8-K



             Pursuant to Section 13 or 15(d) of the
               Securities and Exchange Act of 1934



Date of Report :  August 9, 1996 (Date of earliest event reported)
                 ----------------

                            (July 22, 1996 )
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                                  MANAGEMENT TECHNOLOGIES, INC.
                -----------------------------------------------

             (Exact name of Registrant as specified in its Charter)


                           NEW YORK
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(State or other jurisdiction of incorporation)


     0-17206                              13-3029797
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Commission File No.                 I.R.S. Employer Identification


630 Third Avenue, New York, NY        10017
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Address of principal                         Zip Code
executive offices


      (212) 557-0022
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Registrant's telephone number,
including area code
ITEM 5.  OTHER EVENTS


     Between July 22 and August 1, 1996, the Registrant ("Management Technologies, Inc." or "the Company") placed $1,250,000 of its Series X 9% convertible debenture (the "Series X Debenture"), maturing December 31, 1997, with various parties, pursuant to a resolution of the Company's Board of Directors. The amounts placed, placement date and the Series X Debenture subscribers are as follows:
July 22, 1996      UC Financial Ltd.  $200,000
July 22, 1996      Paril Holding      $250,000
July 22, 1996      G.B.J. inc.        $100,000
July 23, 1996       UC Financial      $200,000
                   Ltd.
July 30, 1996      Torah Vachesed     $400,000
                   Le'zra Vesad
August 1, 1996     Hershel Goldberg   $100,000

The Series X Debenture is convertible at the lower of 65 % of the average closing bid for the market price of the Company's stock as traded on the Over-the-Counter market for a five (5) consecutive business days immediately preceding the closing date of the debenture or 65 % of the average closing bid for the market price of the Company's stock as traded on the Over-the-Counter market for a five (5) consecutive business days immediately preceding the conversion date.
     In addition, the Company agreed to pay a commission equal to 10% of the gross proceeds to Venture Guarantee Limited as compensation for arranging the placement of its Series X Debenture. Venture Guarantee Limited is not an affiliate of the Company.
ITEM 7.  EXHIBITS
10.212         Form of  Series X Convertible  Debenture.
10.213         Form of  Offshore Securities Subscription Agreement

                                   SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              MANAGEMENT TECHNOLOGIES, INC.
                              -----------------------------

                              (Registrant)


                              /s/ Peter Morris
                                 -----------------------------------

                              Peter Morris
                              President & Chief Operating Officer
Dated:    New York, New York
          August 9, 1996